Exhibit 4.3
REGISTRATION RIGHTS AGREEMENT

by and among

Number Merger Sub, Inc.

and

RBC Capital Markets, LLC

as representative of the Initial Purchasers

Dated as of December 29, 2011

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 29, 2011, by and between Number Merger Sub, Inc., a California corporation (the “Escrow Issuer”) and RBC Capital Markets, LLC, as representative (the “Representative”) of the initial purchasers (each an “Initial Purchaser” and, collectively, the “Initial Purchasers”) listed on Schedule 1 to the Purchase Agreement (as defined below), each of whom has agreed to purchase the Escrow Issuer’s 11% Senior Notes due 2019 (the “Initial Notes”) pursuant to the Purchase Agreement. On the Release Date (as defined in the Purchase Agreement), (i) the Escrow Issuer will merge with and into 99¢ Only Stores, a California corporation (the “Company”), and the Company and the guarantors named in Schedule 2 to the Purchase Agreement (collectively, the “Guarantors”) will execute and deliver a supplemental indenture (the “Supplemental Indenture”) pursuant to which the Company will assume the rights and obligations of the Escrow Issuer under the Initial Notes and the Indenture (as defined below) and (ii) the Company and the Guarantors will join this Agreement by execution of a counterpart signature page hereto, which shall constitute a joinder to this Agreement (the “Registration Rights Agreement Joinder”). On and after the Release Date and upon execution of the Supplemental Indenture, the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally by the Guarantors.

This Agreement is made pursuant to the Purchase Agreement, dated December 14, 2011 (the “Purchase Agreement”), by and among the Escrow Issuer and the Representative, and after giving effect to the Purchase Agreement Joinder (as defined therein), the Company and the Guarantors (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the Holders (as defined below) from time to time of the Initial Securities (as defined below), including the Initial Purchasers.  In order to induce the Initial Purchasers to purchase the Initial Securities, the Escrow Issuer has agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(h) of the Purchase Agreement.

References herein to the “Issuer” refer (i) prior to the Release Date, solely to the Escrow Issuer and (ii) following the Release Date and upon execution of the Registration Rights Agreement Joinder, to the Company. The “Initial Securities” refers (i) prior to the Release Date, solely to the Initial Notes and (ii) following the Release Date and upon execution of the Registration Rights Joinder, to the Initial Notes and the Guarantees, collectively.

The parties hereby agree as follows:

SECTION 1.           Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Advice: As defined in Section 6(c) hereof.

Affiliate: As defined in Rule 144 promulgated by the Commission.

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuer to the registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Controlling Person: As defined in Section 8(a) hereof.

Escrow Issuer: As defined in the preamble hereto.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Date: The date that Exchange Securities are delivered by the Issuer to the registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Exchange Deadline: As defined in Section 3(b) hereof.

Exchange Offer: An offer registered under the Securities Act by the Issuer and the Guarantors pursuant to a Registration Statement pursuant to which the Issuer offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders with terms that are identical in all respects to the Transfer Restricted Securities (except that Exchange Securities will not contain terms with respect to any increase in annual interest rate as described herein and the transfer restrictions).

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus, as defined in Section 3(a) hereof.

Exchange Securities: The 11% Senior Notes due 2019, of the same series under the Indenture as the Initial Securities, including the Guarantees attached thereto, to be offered to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

FINRA: The Financial Industry Regulatory Authority, Inc., an independent regulatory organization.

Guarantees: As defined in the preamble hereto.

Guarantors: As defined in the preamble hereto.

Holder: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of December 29, 2011, by and among the Escrow Issuer and the Trustee, pursuant to which the Initial Securities and the Exchange Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Escrow Issuer of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchaser: As defined in the preamble hereto.

Initial Securities: As defined in the preamble hereto.

Issuer: As defined in the preamble hereto.

Issuer Indemnified Party: As defined in Section 8(b) hereof.

Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization or other legal entity, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default: As defined in Section 5 hereof.

Registration Rights Agreement Joinder: As defined in the preamble hereto.

Registration Statement: Any Exchange Offer Registration Statement or Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Rule 144: Rule 144 promulgated by the Commission under the Securities Act.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a)(x) hereof.

Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act; (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement; (c) if a Shelf Registration Statement is required to be filed in accordance with Section 4 hereof, one year from the effective date of such Shelf Registration Statement; (d) the date on which such Initial Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Initial Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed and the restrictive CUSIP number is redesignated as non-restrictive, by the Issuer or pursuant to the Indenture; (e) the date upon which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) and (f) the date on which such Initial Security ceases to be outstanding.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Trustee: Wilmington Trust, National Association.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

SECTION 2.           Securities Subject to this Agreement.

(a)           Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)           Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.           Registered Exchange Offer.

(a)           Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Issuer and the Guarantors shall use its commercially reasonable efforts to (i) cause to be filed with the Commission sufficiently promptly so as to avoid a Registration Default with respect to the Exchange Offer, a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer (the “Exchange Offer Registration Statement”), (ii) cause such Exchange Offer Registration Statement to become effective under the Securities Act sufficiently promptly so as to avoid a Registration Default with respect to the Exchange Offer, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer.  The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b)           The Issuer and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders.  The Issuer shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.  The Issuer shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 300 days after the Closing Date (or if such 300th day is not a Business Day, the next succeeding Business Day) (such 300th day herein referred to as the “Exchange Deadline”).

(c)           The Issuer shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuer), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission.

Each of the Issuer and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Issuer shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4.           Shelf Registration.

(a)           Shelf Registration.  If (i) the Issuer and the Guarantors are not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with); (ii) for any reason the Exchange Offer is not Consummated by the Exchange Deadline (or if the Exchange Deadline is not a Business Day, the next succeeding Business Day); or (iii) with respect to any Holder of Transfer Restricted Securities that is not an Affiliate of the Issuer or the Guarantors, such Holder notifies the Issuer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Issuer or one of its Affiliates, then, upon such Holder’s request, the Issuer and the Guarantors shall:

(x)           cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the 30th day after the date such obligation arises but no earlier than the 30th day after the Exchange Deadline (or if such Exchange Deadline is not a Business Day, the next succeeding Business Day) (such date being, the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y)           use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 120th day after the Shelf Registration Deadline (or if such 120th day is not a Business Day, the next succeeding Business Day).

Each of the Issuer and the Guarantors shall use commercially reasonable efforts to keep any such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year following the effective date of such Shelf Registration Statement (or such shorter period that will terminate when all the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or cease to be outstanding on the date upon which all Transfer Restricted Securities covered by such Shelf Registration Statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144).

(b)           Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 20 Business Days after receipt of a request therefor, such information as the Issuer may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.

SECTION 5.            Additional Interest. If (a) the Exchange Offer is not Consummated on or prior to the Exchange Deadline, and a Shelf Registration Statement applicable to the Transfer Restricted Securities required to be filed by the terms of this Agreement is not filed on or prior to the Shelf Filing Deadline or (b) a Shelf Registration Statement applicable to the Transfer Restricted Securities required to be filed by the terms of this Agreement is not declared or does not otherwise become effective or is declared or otherwise becomes effective but thereafter fails to remain effective or becomes unusable in connection with resales for more than 60 calendar days (whether or not consecutive) in any twelve month period (each such event referred to in clauses (a) and (b) above, a “Registration Default”), the Issuer hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by an additional 0.25% per annum at the end of each subsequent 90-day period, but in no event shall the aggregate increase in such interest rate exceed 1.00% per annum (“Additional Interest”) for the period of occurrence of the Registration Default until the earlier of the Consummation of the Exchange Offer and such time as no Registration Default is in effect, as applicable.  Following the cure of all Registration Defaults, the Additional Interest will cease to accrue and the interest rate on the relevant Transfer Restricted Securities will revert to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after the date such Additional Interest ceases to accrue, a different Registration Default occurs, Additional Interest will again commence accruing pursuant to the foregoing provisions.

All obligations of the Issuer and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

Notwithstanding anything to the contrary herein, the Additional Interest described in this Section 5 is the sole and exclusive remedy available to the Holders due to a Registration Default, so long as the Issuer and the Guarantors are acting in good faith hereunder, including, without limitation, with respect to satisfying their obligations under this Agreement.

SECTION 6.            Registration Procedures.

(a)           Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Issuer and the Guarantors shall comply with all of the applicable provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with the following provisions:

(i)           if in the reasonable opinion of counsel to the Issuer there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Issuer and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Issuer and the Guarantors to Consummate the Exchange Offer for such Initial Securities. Each of the Issuer and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Issuer and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Issuer setting forth the legal bases, if any, upon which such counsel has concluded that the Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii)           as a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuer, prior to the Consummation thereof, a written representation to the Issuer (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate (within the meaning of Rule 405 under the Securities Act) of the Issuer or the Guarantors, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business.  In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuer’s preparations for the Exchange Offer.

(iii)           Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Issuer.

(b)           Shelf Registration Statement.  In connection with any Shelf Registration Statement, each of the Issuer and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Issuer and the Guarantors will as soon as commercially reasonable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

(c)           General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Issuer and the Guarantors shall:

(i)           use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuer shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter;

(ii)           prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)           advise the underwriters, if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (with respect to the Prospectus or any supplement thereto, in light of the circumstances under which they were made) not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Issuer and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)           furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each underwriter, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Issuer will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period); provided, that this clause (iv) shall not apply to any filing by the Issuer of any annual report on Form 10-K, quarterly report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Initial Securities, the Transfer Restricted Securities and the Exchange Securities and the offering or exchange therefor.  The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v)           in the case of a Shelf Registration Statement, make available, subject to customary confidentiality agreements during normal business hours for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriters, customary financial and other records, pertinent corporate documents and properties of each of the Issuer and the Guarantors and cause the Issuer’s and the Guarantors’ officers, directors and employees to supply customary information, in each case, reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

(vi)           if reasonably requested by any selling Holders or the underwriters, if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriters, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)           cause the Transfer Restricted Securities covered by the Registration Statement to continue to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(viii)           furnish to each Initial Purchaser, each selling Holder and each of the underwriters, if any, in each case that so requests in writing and without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(ix)           deliver to each selling Holder and each of the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Issuer and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriters, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x)           enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or underwriter or pursuant to a written request from Holders of at least 25% in aggregate principal amount of the outstanding Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Issuer and the Guarantors shall:

(A)           in connection with an underwritten offering pursuant to a Shelf Registration Statement, furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of effectiveness of the Shelf Registration Statement:

(1)           a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by (y) the Chairman of the Board, Chief Executive Officer, President or any Vice President and (z) the Chief Financial Officer, Chief Accounting Officer or Treasurer of each of the Issuer and the Guarantors, confirming, as of the date thereof, the matters set forth in Section 5(c) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2)           an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Issuer and the Guarantors, covering the matters set forth in Sections 5(e) of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Issuer and the Guarantors, representatives of the independent public accountants for the Issuer and the Guarantors, representatives of the underwriters, if any, and counsel to the underwriters, if any, in connection with the preparation of such Shelf Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.  Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial, accounting and reserve data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

(3)           a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Issuer’s independent accountants and any other independent accountants who have certified audited financial statements contained in or incorporated by reference into the Shelf Registration Statement, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(d) of the Purchase Agreement, without exception;

(B)           set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)           deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer or any of the Guarantors pursuant to this Section 6(c)(x), if any.

If at any time the representations and warranties of the Issuer and the Guarantors contemplated in Section 6(c)(x)(A)(1) hereof cease to be true and correct, the Issuer or the Guarantors shall so advise the Initial Purchasers and the underwriters, if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi)           prior to any public offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriters, if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Issuer nor the Guarantors shall be required to register or qualify as a foreign entity where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii)           shall issue, in connection with the Consummation of the Exchange Offer and in accordance with the Indenture, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Issuer by the Holders in exchange therefor;

(xiii)           cooperate with the selling Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriters, if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriters;

(xiv)           use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other domestic governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to Consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xi) hereof;

(xv)           if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xvi)           provide a CUSIP number for all Exchange Securities not later than the effective date of the Registration Statement covering such Exchange Securities and provide the Trustee under the Indenture with printed certificates for such Exchange Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Exchange Securities are eligible for deposit with the Depository Trust Company;

(xvii)           cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” as that term is defined within the rules and regulations of FINRA) that is required to be retained in accordance with the rules and regulations of FINRA;

(xviii)           otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuer’s first fiscal quarter commencing after the effective date of the Registration Statement; and

(xix)           cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of the Initial Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Issuer shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

SECTION 7.           Registration Expenses.

(a)           All expenses incident to the Issuer’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Issuer and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuer, the Guarantors and, subject to Section 7(b) hereof, the Holders; (v) all application and filing fees in connection with listing of the Exchange Securities on a national securities exchange or automated quotation system pursuant to the requirements thereof and (vi) all fees and disbursements of independent certified public accountants of the Issuer and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Issuer and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer or the Guarantors.

(b)           In connection with any Shelf Registration Statement required by this Agreement, the Issuer and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Paul Hastings LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.           Indemnification.

(a)           The Issuer, and upon execution of the Registration Rights Joinder, each of the Guarantors, jointly and severally, agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), against any and all losses, claims, damages or liabilities and expenses (including, without limitation, legal fees of counsel, subject to this Section 8(a), to any Indemnified Holder, as incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, in each case that arise out of or based upon, (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (including any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act or any amendment or supplement thereto) or any supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages, liabilities or expenses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Issuer by any of the Holders expressly for use therein.  This indemnity agreement shall be in addition to any liability which the Issuer, or upon execution of the Registration Rights Agreement Joinder, each of the Guarantors, may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuer, or upon execution of the Registration Rights Agreement Joinder, each of the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuer and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve the Issuer or any of the Guarantors of their respective obligations pursuant to this Agreement.  Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Issuer, and upon execution of the Registration Rights Agreement Joinder, each of the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder).  The Issuer, and upon execution of the Registration Rights Agreement Joinder, each of the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders.  The Issuer, and upon execution of the Registration Rights Agreement Joinder, each of the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Issuer’s and the Guarantors’ prior written consent, and each of the Issuer and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuer and the Guarantors.  The Issuer, and upon execution of the Registration Rights Agreement Joinder, each of the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless (i) such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include any statements as to any findings of fault, culpability or failure to act by or on behalf of any Indemnified Holder.

(b)           Each Holder agrees, severally and not jointly, to indemnify and hold harmless (i) the Issuer, and upon execution of the Registration Rights Joinder, each of the Guarantors, and their respective directors and officers who sign a Registration Statement, and (ii) any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuer or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person (any Person referred to in clause (i) or (ii) may hereinafter be referred to as an “Issuer Indemnified Party”), to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus (or any amendment or supplement thereto). In case any action or proceeding shall be brought against an Issuer Indemnified Party in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Issuer, and upon execution of the Registration Rights Agreement Joinder, each of the Guarantors, and the Issuer Indemnified Party shall have the rights and duties given to each Holder by the preceding paragraph.

(c)           If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Issuer, and upon execution of the Registration Rights Agreement Joinder, each of the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Issuer and the Guarantors shall be deemed to be equal to the total gross proceeds to the Issuer and the Guarantors from the Initial Placement and in the case of the Holders shall be deemed to be equal to the total discount received by such Holder with respect to the Initial Securities), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Issuer, and upon execution of the Registration Rights Agreement Joinder, each of the Guarantors, on the one hand, and the Indemnified Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Issuer, and upon execution of the Registration Rights Agreement Joinder, each of the Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuer, and upon execution of the Registration Rights Agreement Joinder, each of the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9.           Rule 144A.  Each of the Issuer and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10.         Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.         Selection of Underwriters.  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Issuer.

SECTION 12.         Miscellaneous.

(a)           Remedies.  Each of the Issuer and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  Each of the Issuer and the Guarantors will not on or after the date of this Agreement, or the relevant Registration Rights Agreement Joinder, as applicable, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c)           Adjustments Affecting the Securities.  The Issuer will not take any action, or permit any change to occur, with respect to the Initial Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuer has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Issuer or its Affiliates).  Notwithstanding the foregoing, a waiver or consent to the departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuer shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)           if to a Holder, at the address set forth on the records of the registrar under the Indenture, with a copy to the registrar under the Indenture;

(ii) If to the Issuer:

Number Merger Sub, Inc.
2000 Avenue of the Stars, 12th Floor
Los Angles, California 90067
Facsimile: (310) 201-4170
Attention: Adam Stein

with a copy to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, California 90067-3206
Facsimile: (310) 557-2193
Attention: Philippa M. Bond, Esq.

(iii)          if to an Initial Purchaser, at the address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)            Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

(j)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NUMBER MERGER SUB, INC.

By:	/s/ Dennis Gies
Name: Dennis Gies
Title: Vice President

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

RBC CAPITAL MARKETS, LLC

Acting on behalf of itself and
as the Representatives of the
several Initial Purchasers

By:	/s/ James S. Wolfe
Name: James S. Wolfe
Title: Managing Director
Head of US Leveraged Finance